Exhibit 99.3

The following are pages that were posted on Unilever’s website, www.unilever.com, on 17 February 2017:



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DISCLAIMER - IMPORTANT

Possible offer (the "Possible Offer") by The Kraft Heinz Company ("Kraft Heinz") for Unilever PLC and Unilever N.V. ("Unilever")

ACCESS TO THIS SECTION OF THE WEBSITE MAY BE RESTRICTED UNDER SECURITIES LAWS IN CERTAIN JURISDICTIONS. THIS NOTICE REQUIRES YOU TO CONFIRM CERTAIN MATTERS (INCLUDING THAT YOU ARE NOT RESIDENT IN SUCH A JURISDICTION), BEFORE YOU MAY OBTAIN ACCESS TO THE INFORMATION. THE INFORMATION IS NOT DIRECTED AT, AND IS NOT INTENDED TO BE ACCESSIBLE BY, PERSONS RESIDENT IN ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION.

THIS SECTION OF THE WEBSITE CONTAINS ANNOUNCEMENTS, DOCUMENTS AND INFORMATION (THE "INFORMATION") PUBLISHED BY KRAFT HEINZ AND/OR UNILEVER RELATING TO THE POSSIBLE OFFER IN COMPLIANCE WITH THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE"). THE INFORMATION IS BEING MADE AVAILABLE IN GOOD FAITH AND FOR INFORMATION PURPOSES ONLY, AND ITS AVAILABILITY IS SUBJECT TO THE TERMS AND CONDITIONS SET OUT BELOW.

Access to the information

Please read this notice carefully - it applies to all persons who view this part of the website and, depending upon who you are and where you live, it may affect your rights. This notice and the information contained herein may be altered or updated from time to time, and should be read in full carefully each time you visit this part of the website.

Overseas Persons

The information contained herein is not for publication or distribution, directly or indirectly, in or into any jurisdiction where to do so would violate the law of that jurisdiction (a "**Restricted Jurisdiction**"), and the availability of the Information (and any related offer) to shareholders who are not resident in the United Kingdom, the Netherlands or the United States may be affected by the laws of relevant jurisdictions. Persons who are not resident in the United Kingdom, the Netherlands or the United States should inform themselves of, and observe, any applicable regulatory and legal requirements.

If you are not permitted to view the Information on this website, or viewing the Information would result in a breach of the above, or you are in any doubt as to whether you are permitted to view the Information, please exit this web page.

US Shareholders

In the United States, in the event of a tender offer, Unilever will file a Solicitation/Recommendation Statement with the US Securities and Exchange Commission (the "SEC") on Schedule 14D-9 following commencement of a tender offer (if any) within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 and holders of the Unilever ordinary shares, American depositary shares and registry shares are advised to read it when it becomes available as it will contain important information. Following commencement of a tender offer (if any), copies of the Schedule 14D-9 and other related documents filed by Unilever will be available free of charge on the SEC's website at http://www.sec.gov

Forward-looking statements

The information (including information incorporated by reference) and documents in this section of the website may contain forward-looking statements regarding Unilever's financial position, business strategy, plans and objectives of management for future operations. All statements other than statements of historical facts included in any document may be forward-looking statements. Forward-looking statements also often use words such as "anticipate", "believe", "intend", "estimate", "expect" and words of similar meaning. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, and readers are cautioned not to place undue reliance on such statements. The important factors that could cause Unilever's actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others. These forward-looking statements speak only as of the date of the respective documents. Except as required by any applicable law or regulation, Unilever expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Unilever's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Further details of potential risks and uncertainties affecting Unilever are described in Unilever's filings with the London Stock Exchange, Euronext Amsterdam and the US Securities and Exchange Commission, including in Unilever's Annual Report on Form 20-F for the year ended 31 December 2015 and the Annual Report and Accounts 2015.

Unless expressly stated otherwise, no statement contained or referred to in this section of the website is intended to be a profit forecast.

Responsibilty for information

Centerview Partners UK LLP ("**Centerview Partners**") is authorised and regulated by the Financial Conduct Authority. Centerview Partners is acting exclusively for Unilever and no one else in connection with the possible offer by Kraft Heinz and is not, and will not be, responsible to anyone other than Unilever for providing the protections afforded to clients of Centerview Partners nor for providing advice in connection with the possible offer for Unilever or any matter referred to herein.

Morgan Stanley & Co. International plc ("**Morgan Stanley**") which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the UK is acting as financial adviser to Unilever and no one else in connection with the potential transaction. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person for providing the protections afforded to their clients or for providing advice in relation to the potential transaction, the contents of this announcement or any other matter referred to herein.

UBS Limited ("**UBS**"), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Unilever and no one else in connection with the matters referred to in this announcement. In connection with such matters, UBS, its affiliates, and its or their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person for providing the protections afforded to their clients or for providing advice in relation to the contents of this announcement or any other matter referred to herein.

Deutsche Bank AG ("**Deutsche Bank**") is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany's Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Neither Deutsche Bank nor any other company in the Deutsche Bank Group will be responsible to any persons other than Unilever for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to any matters referred to in this announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser and corporate broker to Unilever and no one else in connection with the contents of this announcement.

THE DOCUMENTS IN THIS AREA OF THE WEBSITE MAY NOT BE DOWNLOADED, FORWARDED, TRANSMITTED OR SHARED WITH ANY OTHER PERSON EITHER IN WHOLE OR IN PART WHERE TO DO SO WOULD OR MAY CONSTITUTE A BREACH OF ANY APPLICABLE LOCAL LAWS OR REGULATIONS.

Confirmation of understanding and acceptance of disclaimer

- I confirm that I am permitted to proceed to this part of the website and that I am not (nor do I act on behalf of someone who is) resident in any country that renders the accessing of this area of the website or parts thereof illegal.
- I agree that I will not forward, transfer or distribute (by any means including by electronic transmission) any documents included in this area of the website either in whole or in part to any person in any jurisdiction where such distribution may be restricted by applicable law or regulation.
- I represent and warrant to Unilever that I intend to access this area of the website for information purposes only, that I have read and understood this notice and that I understand that it may affect my rights or responsibilities.
- I agree to be bound by the terms of the notice set out above and I confirm that I am permitted to proceed to this part of the site.

Do you agree?
Yes I have read, understood, and accepted the above terms


LIFEBUOY

> KRAFT HEINZ APPROACH

Kraft Heinz Approach

London / Rotterdam – 17 February 2017 Statement regarding announcement (PDF | 118KB) by the Kraft Heinz Company of a potential transaction

